EXHIBIT  10(ah)

                         THIRD AMENDMENT
                        TO THE AGREEMENT
                         BY AND BETWEEN
                  CITIBANK (SOUTH DAKOTA), N.A.
                               AND
                     SAFECARD SERVICES, INC.


     This Amendment entered into on the 30th day of August, 1993, by and between CITIBANK (SOUTH DAKOTA), N.A. ("CBSD"), having its offices at 701 East 60th Street North, Sioux Falls, South Dakota 57117, and SAFECARD SERVICES, INC. ("SafeCard"), having offices at 3001 East Pershing Boulevard, Cheyenne, Wyoming 82001.

     WHEREAS, pursuant to an agreement dated as of January 1, 1989 between CBSD and SafeCard, as amended, (the "Agreement"), SafeCard provides a card registration service to CBSD Cardholders; and

     WHEREAS, CBSD and SafeCard now desire to change the Agreement (as previously amended) as set forth herein, said changes to be effective as of the date first above written unless otherwise noted below;

     NOW, THEREFORE, CBSD and SafeCard agree as follows:

     1. Article 2.1 (d) will be replaced in its entirety with the following. The remainder of Article 2.1 (i.e., Articles 2.1 (a),
(b), (c), (e), (f), and (g)) will remain in effect as currently written.

          "(d)      At SafeCard's expense, SafeCard and/or its
          agents will conduct Telemarketing solicitations. The number of Cardholders SafeCard will call and the timing of such solicitations shall be determined by mutual agreement, except that each year (July 1 to June 30 or prorated portion thereof) this Agreement is in effect, CBSD will provide SafeCard with and allow SafeCard to call [ Confidential treatment requested ]; and Cardholders at least once each year (or part thereof). SafeCard shall cause its Phone Agents to meet the Performance Standards for Telephone Solicitation as set forth in Schedule 2.1(d)-1 attached hereto and the Telemarketing Ethics Statement attached hereto as Schedule 2.1(d)-2.

          "New Accounts" is defined as all Cardholders who have been Cardholders [ Confidential treatment requested ], except for Choice Cardholders for whom New Accounts will mean Choice Cardholders who have been Choice Cardholders [ Confidential treatment requested ].

          With respect to the above referenced New Accounts, it is the intent of the parties that SafeCard be allowed to call [ Confidential treatment requested ] that CBSD and SafeCard mutually agree presents a marketing opportunity, except those that CBSD is prohibited from allowing SafeCard to call under the specific terms of written agreement(s) CBSD has or may enter into with a third party with whom CBSD offers a co-branded bankcard.


     2. Article 1 of the Agreement will be amended to replace articles 1.6 and 1.7 (which were added pursuant to the Second
Amendment to the Agreement) as follows:

          "1.6      Second Term will be defined as the period from
          July 1, 1993 until December 31, 1999."

          "1.7      Cardholders will be defined to mean holders of
          CBSD Cards, collectively including, but not limited to, Classic Cardholders, Preferred Cardholders, AAdvantage Cardholders, Choice Cardholders, and any holders of any new Visa or MasterCard cards CBSD introduces during the term of the Agreement, excluding business and corporate cards."

     3. Article 7.1 (which was amended by the Second Amendment) will be amended to replace "December 31, 1997" with "December 31, 1999."

     4. A new Article 9.18 will be added to the Agreement as follows:

          "9.18     New Program Tests.  CBSD agrees to allow
          SafeCard to conduct Solicitations to Cardholders on a test basis (as set forth below) regarding at least the following three new SafeCard services (the "New
          Services"):

          (i) Protection Plus Wallet Coverage (enhanced version of the Program)
          (ii)      Protection Plus and CreditLine (credit
                    monitoring combination service
          (iii)     CreditLine (credit monitoring service)

          For purposes of this Article 9.18, CBSD agrees to allow
          SafeCard to conduct said tests as follows:

          a. The parties agree to conduct Solicitations for the tests of (i) Protection Plus Wallet Coverage and
               (ii) Protection Plus and CreditLine (combination service) in the form of Solo Mailings, Inserts, and Telemarketing to [ Confidential treatment requested ] Cardholders for each of the New Services. The timing of such Solicitations will be as mutually agreed, but will take place as soon as possible (but at the latest [ Confidential treatment requested ] from the date of this Third Amendment).

          b. Because it would be difficult to establish specific criteria for measuring the success of each test Solicitation (particularly for such things as customer service activity generated by the test), the parties agree that [ Confidential treatment requested ]. SafeCard is entering into this Third Amendment based upon CBSD's assurances thereof.

          c.   If the above-referenced combination tests (Item
               (ii) above) is deemed successful by both parties, then CBSD will agree to test the stand-alone CreditLine service (item (iii)) by allowing SafeCard to conduct solicitations to cardholders that CBSD and SafeCard mutually agree upon on a test basis as set forth in items a and b above.

          d. Will respect to the Solicitations relating to the test, the general terms (but not the financial terms) of the Agreement will apply to the New
               Services. The financial arrangements under which the test will be conducted will be [ Confidential treatment requested ], with net sales defined as gross sales, less credits resulting from cancellations. Financial terms for roll-out of the New Services will be [ Confidential treatment requested ].

          e. In addition to the two New Services set forth above, CBSD will allow SafeCard to do a test regarding SafeCard's PAWS pet savings program if and when CBSD's agreement with the service provider for the competitive program CBSD is testing allows CBSD to test with SafeCard.

     5. Regarding Choice Cardholders: SafeCard has heretofore offered a service similar to the Program under SafeCard's trade name, Hot-Line Credit Card Protection, to Citibank's Choice Cardholders pursuant to an agreement dated December 12, 1990, which agreement has been terminated. Future marketing to, and servicing of renewals of, Choice Cardholders will henceforth be governed by the Agreement, using for renewals of currently-existing members and new member solicitations either the Hot-Line name of (if the parties so agree) the Protection Plus name.

          On the Reconciliation Statement set forth in Section 3.2 of the Agreement, SafeCard will include five additional categories of Participating Cardholders, those who are Choice Cardholders. These additional categories will represent Choice Cardholders who became Participating Cardholders on a one-year membership basis prior to the date hereof via mail solicitations and via telemarketing solicitations (Categories J and K respectively); Choice Cardholders who became Participating Cardholders on a three-year membership basis prior to the date hereof via mail solicitations and via telemarketing solicitations (Categories L and M respectively); and Choice Cardholders who become Participating Cardholders on or after the date hereof (Category N).

          All of the provisions of subsection 3.2(b) will apply to said additional Categories J, K, and L and the sum of each of said Categories as determined pursuant to subsection 3.2(b) will be multiplied by the following percentages:

          Category J [ Confidential treatment requested ] Category K [ Confidential treatment requested ] Category L [ Confidential treatment requested ] Category M [ Confidential treatment requested ] Category N [ Confidential treatment requested ]

     6. SafeCard has proposed certain new business opportunities to Citicorp Retail Services, Inc. ("CRS"). CBSD agrees to encourage CRS to work with SafeCard and not to impede SafeCard's efforts to convince CRS to do so.

     7.   Protection Plus Pricing.  Participating Cardholders in
Protection Plus currently pay a fee of $15 for one year memberships and $39 for three year memberships.
[ Confidential treatment requested ]




     8. In the event of contradiction(s) between any provision(s) of this Third Amendment and those of the Agreement (as previously amended), then this Third Amendment will govern.

          Except as set forth herein, the Agreement will remain in full force and effect as currently written.


CITIBANK (SOUTH DAKOTA), N.A.           SAFECARD SERVICES, INC.

By: /s/ Ronald F. Williamson            By: /s/ WM Stalcup, Jr.
   -------------------------               ---------------------
Name: Ronald F. Williamson              Name: WM Stalcup, Jr.
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Title: President and CEO                Title: President
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Date: August 30, 1993                   Date: August 25, 1993
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